Exhibit 23.1

                              Wheeler Wasoff, P.C.
                          Certified Public Accountants

                          INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference into this Registration Statement of PYR Energy Corporation (the "Company") on Amendment No. 1 to Form S-3 of our report dated November 25, 2003 relating to the Company's financial statements included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                                            /s/ WHEELER WASOFF, P.C.



Denver, Colorado
October 5, 2004